EXHIBIT 10.8.3

                                        April 22, 1996




     Mr. Joseph F. Battiato
     125 Johanna Lane
     Staten Island, NY  10309

     Dear Joe:

          The purpose of this letter is to set forth certain terms and conditions which will constitute an amendment to your executive employment agreement dated as of March 1, 1994, as amended July 1, 1995 and
October 13, 1995 (collectively the
     "Employment Agreement"). Capitalized term, not otherwise defined herein, shall have the meaning ascribed to them in the Employment Agreement.

          The parties do hereby acknowledge that
Whitehall Financial Group, Inc.
     together with certain other affiliated and non-affiliated parties, filed a Form 13D with the Securities and Exchange Commission on or about February 5, 1996
     (such filing together with amendments subsequently filed thereto and another 13D filed by PCG Management, Inc. and Gary Winnick in connection therewith referred to as the "Bennett Transfer Filings").
Without admitting or denying that
     the Bennett Transfer Filings or the transactions reflected therein (collectively the
     "Transactions") constitute a "Change in Control" as contemplated by your
     Employment Agreement; the parties hereto agree that a Change in Control shall not be deemed to have occurred with respect to the Bennett Transfer Filings or the
     Transactions and no payment shall be deemed owed to the Executive by the
     Company as a result thereof unless and until:

          i.   The Executive shall voluntarily
terminate his employment prior to
                    June 30, 1996 or

          ii   The Company shall terminate the
Executive's employment without
                    cause on or before June 30, 1997.

     In either of the two events described above, the Company shall pay to the
     Executive the payment (herein the "Change in Control Payment") to which he would have been entitled had the Transactions been deemed to constitute a Change in Control under the terms of the Employment
Agreement.

          The Company shall and does hereby agree to advance to the Executive the sum of $125,000 (the "Advance"). The Loan shall be on a limited recourse basis to the Executive and shall provide that repayment of the loan shall be made solely as an offset and deduction by the Company (i) from the proceeds of any bonus due to the Executive under his Employment
Agreement with respect to the
     Company's fiscal year ending June 30, 1997; or
(ii) if a Change in Control
     Payment becomes due in accordance with the provisions hereof, from the proceeds due from such Change in Control Payment. However, anything hereinabove to the contrary notwithstanding, in the event that the employment of the Executive is terminated prior to the date the bonus with respect to the Company's fiscal year ending June 30, 1997 is payable by the Company for Cause or by the Executive without Good Reason, the Advance shall thereafter become a full recourse loan and the Executive shall have an unconditional obligation to pay in full, the amount of the Advance together with interest at the rate of 7% per annum from the date the Advance was made on or before the earlier to occur of (i) the date a Change in Control Payment becomes due, if any, or (ii)
September 1, 1997.

          In all other respects, the Employment
Agreement shall remain in full force and effect
     unmodified, except in accordance with the provisions hereof.

          If this letter correctly sets forth the
understanding of the Company and the Executive,
     please indicate your acceptance of the above stated terms and conditions by executing a copy of this letter and returning it to the Company.

                                   Very truly yours,

                                   THE AEGIS CONSUMER
FUNDING GROUP, INC.




By:________________________________
                                             Angelo R.
Appierto
                                             Chairman




By:__________________________________
                                             Joseph F.
Battiato
                                             Executive